UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2015

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact name of Registrant as Specified in Its Charter)

Maryland (Sotherly Hotels Inc.) Delaware (Sotherly Hotels LP)	001-32379 (Sotherly Hotels Inc.) 001-36091 (Sotherly Hotels LP)	20-1531029 (Sotherly Hotels Inc.) 20-1965427 (Sotherly Hotels LP)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street Williamsburg, Virginia		23185
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (757) 229-5648

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

Acquisition of Crowne Plaza Hollywood Beach Resort

On June 19, 2015, two wholly-owned subsidiaries of Sotherly Hotels LP (the “Operating Partnership”), the limited partnership through which Sotherly Hotels Inc., as sole general partner of the Operating Partnership (the “Company” and, together with the Operating Partnership and subsidiaries of the Operating Partnership, “we” and “our”), owns its assets and conducts its operations, entered into a definitive purchase agreement (the “Purchase and Sale Agreement”) to acquire from an affiliate of The Carlyle Group (“Carlyle”) its 75.0% interest in the entities that own the 311-room Crowne Plaza Hollywood Beach Resort (the “Hollywood Hotel”).

Through a joint venture with Carlyle, the Company owned a 25.0% indirect interest in (i) the entity that owns the Hollywood Hotel (the “JV Owner”), and (ii) the entity that leases the Hollywood Hotel and has engaged MHI Hotels Services, LLC, which does business as Chesapeake Hospitality, to operate the hotel under a management contract (the “JV Lessee”). Carlyle owned a 75.0% indirect controlling interest in each of the JV Owner and the JV Lessee, which collectively represented Carlyle’s entire beneficial interest in the Hollywood Hotel.

On July 31, 2015, the transaction with Carlyle closed and indirect subsidiaries of the Operating Partnership acquired the remaining 75% interest in the entities that own the JV Owner and the JV Lessee previously owned by Carlyle.  As a result, the Operating Partnership now has a 100% indirect ownership interest in the entities that own the Hollywood Hotel.

The purchase price for the remaining 75.0% interest in the Hollywood Hotel was a cash payment in the aggregate amount of $26,250,000, subject to customary pro-rations. The existing mortgage loan secured by the Hollywood Hotel in the amount of $57.0 million issued by Bank of America, N.A. (the “Hollywood Mortgage Loan”) remains in place. The Hollywood Mortgage Loan matures in January 2017 and requires monthly payments of interest at a rate of LIBOR plus 3.95%. Pursuant to the Purchase and Sale Agreement, the Operating Partnership was substituted for, and affiliates of Carlyle were released from, a guaranty and certain indemnification obligations relating to the Hollywood Mortgage Loan.

The Purchase and Sale Agreement is included in this Current Report on Form 8-K as Exhibit 10.53 and is incorporated by reference herein. The foregoing summary description of the Purchase and Sale Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Purchase and Sale Agreement.

Item 1.02Termination of a Material Definitive Agreement.

In connection with the closing of the transaction, affiliates of Carlyle and the Company terminated a program agreement dated April 26, 2007 which set forth the terms of the joint venture between the parties.  The Company has no further obligations arising under that agreement.  The disclosure otherwise required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 2.01Completion of Acquisition or Disposition of Assets.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 7.01Regulation FD Disclosure.

On August 6, 2015, the Company issued a press release announcing the acquisition of the remaining interest in the entities that own the Hollywood Hotel, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

As of the date of filing of this current report on Form 8-K, it is impracticable for us to provide the financial statements required by this Item 9.01(a).  In accordance with Item 9.01(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 71 days after this initial report was required to be filed.

(b) Pro forma financial information.

As of the date of filing of this current report on Form 8-K, it is impracticable for us to provide the financial information required by this Item 9.01(b).  In accordance with Item 9.01(b)(2) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K no later than 71 days after this initial report was required to be filed.

(d) Exhibits.

Exhibit Number	Description
10.53

Purchase and Sale Agreement by and between MHI Hospitality TRS II, LLC, MHI Hotel Investments Holdings LLC and CRP/MHI Holdings, L.L.C. dated as of June 19, 2015, incorporated by reference to the corresponding exhibit previously filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2015.

99.1	Press Release of Sotherly Hotels Inc. dated August 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: August 6, 2015	SOTHERLY HOTELS INC.

	By:	/s/ David R. Folsom
David R. Folsom
Chief Operating Officer

SOTHERLY HOTELS LP

by its General Partner,
SOTHERLY HOTELS INC.

	By:	/s/ David R. Folsom
David R. Folsom
Chief Operating Officer

Exhibit Index

Exhibit Number	Description
10.53

Purchase and Sale Agreement by and between MHI Hospitality TRS II, LLC, MHI Hotel Investments Holdings LLC and CRP/MHI Holdings, L.L.C. dated as of June 19, 2015, incorporated by reference to the corresponding exhibit previously filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2015.

99.1	Press Release of Sotherly Hotels Inc. dated August 6, 2015.